UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2013

BTU International, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17297	04-2781248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 ESQUIRE ROAD, N. BILLERICA, MASSACHUSETTS	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 667-4111

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 26, 2013, BTU International, Inc. (the “Company”) entered into a Second Modification Agreement (the “Modification Agreement”) with Salem Five Cents Savings Bank (“Salem Five”) pursuant to which the parties agreed to modify the Company’s existing mortgage facility by (i) extending the maturity date from December 23, 2015 to September 26, 2023, (ii) adjusting the interest rate applicable to the facility from 5.50% to 4.43% until September 26, 2018 and the FHLB Five Year Classic Regular Advance Rate plus two hundred forty basis points thereafter, and (iii) revising the schedule of payments of principal and interest. The principal amount outstanding under the facility on September 26, 2013 was $7,703,367.57. This summary does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement and the Second Amended and Restated Commercial Real Estate Promissory Note by the Company in favor of Salem Five attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information disclosed under Item 1.01 above is incorporated into this Item 2.03 by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Modification Agreement between the Company and Salem Five dated September 26, 2013

10.2	Second Amended and Restated Commercial Real Estate Promissory Note by the Company in favor of Salem Five dated September 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTU International, Inc.
(Registrant)

October 2, 2013	/s/ PETER J. TALLIAN
(Date)	Peter J. Tallian
Chief Operating Officer